Form C

Cover Page

Name of issuer:

Blue World Voyages LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: FL

Date of organization: 4/16/2016

Physical address of issuer:

142 Sans Souci Drive
Coral Gables FL 33133

Website of issuer:

http://www.blueworldvoyages.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

11/16/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$164,834.00	$176,253.00
Cash & Cash Equivalents:	$0.00	$26,021.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$307,774.00	$293,024.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($26,169.00)	($33,841.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Blue World Voyages LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
John B Richards	Advisory Partner and Principal	The New England Consulting Group	2017
E. Harold Gassenheimer	CFO & Treasurer	Reefbreak Management	2016
Gene Meehan	President	Blue World Voyages	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
John B Richards	CEO	2017
E. Harold Gassenheimer	CFO	2016
Gene Meehan	President	2016
Gene Meehan	President	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Eugene Meehan	Membership Interests	50.0
E Harold Gassenheimer	Membership Interests	50.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

This is a start up cruise line. Although its principals have experience in operating cruise lines, the company has no operating history on which to forecast revenues and operating results.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

We only have an option on a ship. Funds raised will be used for down payment. We also have knowledge of other ships that are available and but this has not yet been secured.

The markets in which we operate are highly competitive and rapidly changing, and we may not be able to compete effectively, especially against competitors with greater financial resources or marketplace presence.

Any significant decrease in consumer confidence, or periods of economic slowdown or recession, could lead to a curtailing of discretionary spending, which in turn could reduce our revenues and results of operations.

Changes in laws, regulations and other requirements could adversely affect our business, results of operations or financial condition.

Our company represents a new business model for the cruise line industry; you must consider the challenges, risks and difficulties frequently encountered by early-stage companies using new and unproven business models in new and rapidly evolving markets.

Our future success depends on the efforts of a small management team. The loss of services of any member of this team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

All membership interests are currently held by Gene Meehan and Harold Gassenheimer, as such all voting power and managerial decisions will be made by the managing members.

The success of our company depends on our ability to attract and maintain customers. A failure to do so would be detrimental to our business.

Harold Gassenheimer and John Richards are currently part-time officers. Their other responsibilities may result in diminished time being committed to Blueworld Voyages and could potentially impact company performance.

1.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: 95% will go towards continuing the development of Blue World including additional renderings, marketing and development of the Blue World owner residence project.

5% Wefunder Intermediary fee

If we raise: **$1,070,000**

Use of Proceeds: 9.3% will go towards continuing the development of Blue World including additional renderings, marketing and development of the Blue World owner residence project.

85.7% will provide funds for marketing of the Reg A round and cabin sales as provided for in our business plan.

5% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units**calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by the price of **Units** issued to new Investors , or
- (ii) if the valuation for the company is more than **$100 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors do not have voting rights.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding**Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor **is not** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor **is** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor **is** or **is not** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Units	500,000	0	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

<u>Issuer repurchases of securities.</u> The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

<u>A sale of the issuer or of assets of the issuer.</u> As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

<u>Transactions with related parties.</u> The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Joseph Cresci
Issue date	09/14/14
Amount	$35,000.00
Outstanding principal plus interest	$43,638.00 as of 05/25/18
Interest rate	5.0% per annum
Maturity date	12/31/17
Current with payments	Yes

On September 14, 2014, the Company entered into a short-term loan agreement in the amount of $30,000, bearing interest at 5% with no required monthly principal or interest payments. During 2017, the Company received an additional $5,000 of principal with the same terms. Total interest expense on the loan was $1,750 and $1,500 for the years ended December 31, 2017 and 2016, respectively. The unpaid principal balance was $35,000 and $30,000 of December 31, 2017 and 2016, respectively. The unpaid accrued interest balance was $5,194 and $3,444 as of December 31, 2017 and 2016, respectively.

Loan

Lender	Corey Hoffman
Issue date	03/24/15
Amount	$10,000.00
Outstanding principal plus interest	$12,272.00 as of 05/25/18
Interest rate	5.0% per annum
Maturity date	12/31/17
Current with payments	Yes

On March 24, 2015, the Company entered into a short-term loan agreement in the amount of $10,000, bearing interest at 5% with no required monthly principal or interest payments. Total interest expense on the loan was $500 and $500 for the years ended December 31, 2017 and 2016, respectively. The unpaid principal balance was $10,000 as of December 31, 2017 and 2016. The unpaid accrued interest balance was $1,386 and $886 as of December 31, 2017 and 2016, respectively.

Loan

Lender	Manuel Diaz
Issue date	05/15/15
Amount	$50,000.00
Outstanding principal plus interest	$60,650.00 as of 05/25/18
Interest rate	5.0% per annum
Maturity date	12/31/17
Current with payments	Yes

On May 15, 2015, the Company entered into a short-term loan agreement in the amount of $50,000, bearing interest at 5% with no required monthly principal or interest payments. Total interest expense on the loan was $2,500 and $2,500 for the years ended December 31, 2017 and 2016, respectively. The unpaid principal balance was $50,000 as of December 31, 2017 and 2016. The unpaid accrued interest balance was $6,575 and $4,075 as of December 31, 2017 and 2016, respectively.

Loan

Lender	Robert Rohr
Issue date	07/06/15
Amount	$25,000.00
Outstanding principal plus interest	$29,970.00 as of 05/25/18
Interest rate	5.0% per annum
Maturity date	12/31/17
Current with payments	Yes

On July 6, 2015, the Company entered into a short-term loan agreement in the amount of $25,000, bearing interest at 5% with no required monthly principal or interest payments. Total interest expense on the loan was $1,250 and $1,250 for the years ended December 31, 2017 and 2016, respectively. The unpaid principal balance was $25,000 as of December 31, 2017 and 2016. The unpaid accrued interest balance was $3,110 and $1,860 as of December 31, 2017 and 2016, respectively.

Loan

Lender	Robert Rohr
Issue date	09/01/15
Amount	$25,000.00
Outstanding principal plus interest	$29,578.00 as of 05/25/18
Interest rate	5.0% per annum
Maturity date	12/31/17
Current with payments	Yes

On September 1, 2015, the Company entered into a short-term loan agreement in the amount of $25,000, bearing interest at 5% with no required monthly principal or interest payments. Total interest expense on the loan was $1,250 and $1,250 for the years ended December 31, 2017 and 2016, respectively. The unpaid principal balance was $25,000 as of December 31, 2017 and 2016. The unpaid accrued interest balance was $2,914 and $1,664 as of December 31, 2017 and 2016, respectively

Loan

Lender	Michael Carroll
Issue date	10/07/15
Amount	$50,000.00
Outstanding principal plus interest	$50,000.00 as of 05/25/18
Interest rate	0.0% per annum
Maturity date	12/31/17
Current with payments	Yes

On October 7, 2015, the Company entered into a short-term loan agreement in the amount of $25,000, bearing interest at 0% with no required monthly principal or interest payments. The note provides for a 0.5% equity interest in the Company, which the Company determined had a negligible fair value at the grant date and therefore did not record a discount for the fair value of this stock grant. The Company received an additional $25,000 during 2016, with the same terms. The unpaid principal balance was $50,000 as of December 31, 2017 and 2016, respectively.

Loan

Lender	Niels Erik Lund
Issue date	04/13/16
Amount	$50,000.00
Outstanding principal plus interest	$56,090.00 as of 05/25/18
Interest rate	5.0% per annum
Maturity date	12/31/17
Current with payments	Yes

On April 13, 2016, the Company entered into a short-term loan agreement in the amount of $50,000, bearing interest at 5% with no required monthly principal or interest payments. Total interest expense on the loan was $2,500 and $1,795 for the years ended December 31, 2017 and 2016 respectively. The note provides for a 0.5% equity interest in the Company. The unpaid principal balance was $50,000 as of December 31, 2017 and 2016. The unpaid accrued interest balance was $4,295 and $1,795 as of December 31, 2017 and 2016, respectively.

Loan

Lender	Gene Meehan
Issue date	12/31/17
Amount	$164,834.00
Outstanding principal plus interest	$164,834.00 as of 05/25/18
Interest rate	0.0% per annum
Maturity date	12/31/17
Current with payments	Yes

One of the members of the Company and an officer of the Company was advanced funds from the Company throughout since inception. The balance due from the stockholder under this arrangement as of December 31, 2017 and 2016 was $164,834 and $150,232, respectively. These advances bear no interest and are considered payable on demand.

Convertible Note

Issue date	01/31/18
Amount	$200,000.00
Uncapped Note	Yes

In January 2018, Blue World Voyages signed a further note payable for $200,000, which funds have been used to contract the crowdfunding marketing firm and engage the ship design firm to provide renderings to support implementation of the Company's investment strategy. The investor will also be granted a 2% interest in Blue World Voyages, LLC.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
1/2018	Section 4(a)(2)	Convertible Note	$200,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Gene Meehan
Amount Invested	$164,834.00
Transaction type	Loan
Issue date	12/31/17
Outstanding principal plus interest	$164,834.00 as of 05/24/18
Outstanding	Yes
Current with payments	Yes
Relationship	President

These advances to the Company bear no interest and are considered payable on demand.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Goodbye buffet lines and slot machines. Our 350-passenger luxury cruise is for people who care about active living. Join us for cycling, hiking, water sports, golf, and yoga as we sail the Mediterranean, visiting the smaller, more intimate ports the big ships can't. While on board, enjoy farm to table food, and the largest sports and spa deck at sea. This is your chance to join our VIP "Founders Club" and own a piece of this brand new kind of cruise experience.

Consumers are tired of the traditional, one-size-fits-all cruise experience. The market for specialty, single-focus cruises has grown 21% each year for the last 5 years. At Blue World, we're creating a new market within specialty cruises: active living cruises. In the U.S. alone, there are an estimated 42 million people ages 35 to 65 dedicated to healthy lifestyles. To serve this growing market, we plan to have three ships in 5 years – and we have the executive leadership to make this happen.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Blue World Voyages, LLC was incorporated in the State of Florida in April 2016. There was a previous entity also called Blue World Voyages, LLC, this was dissolved in 2015 and liabilities were carried over to the new entity.

Since then, we have:

- As President, our CEO grew Starbucks from $400M revenue to $2.5B in 3 years.

- Our CEO grew Four Seasons Hotel from 8 to 42 hotels.

- Media partners have 20M+ readers. A conversion of less than 0.1% fills our occupancy for the first year.

- Largest fitness/sports deck and largest spa deck in the industry.

- Our cabins are at least twice the size of standard cabin sizes.

- All investors become part of our Founders Club.

Historical Results of Operations

Our company was organized in April 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0 compared to the year ended December 31, 2016, when the Company had revenues of $0.

- *Assets.* As of December 31, 2017, the Company had total assets of $164,834, including $0 in cash. As of December 31, 2016, the Company had $176,253 in total assets, including $26,021 in cash.

- *Net Loss.* The Company has had net losses of $26,169 and net losses of $33,841 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled $307,774 for the fiscal year ended December 31, 2017 and $293,024 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $409,834 in debt and $200,000 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 5 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Blue World Voyages LLC cash in hand is $17,000, as of April 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $15,000/month, for an average burn rate of $15,000 per month.

Blue World Voyages borrowed an additional $200,000 to enable us to get to crowdfunding round.

We will not have revenues until May 2019. Additional funds will be raised to purchase and refit the ship and hire personnel to commence operations.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.blueworldvoyages.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

E. Harold Gassenheimer
Gene Meehan
John B Richards

Appendix E: Supporting Documents

Blueworld_Voyages_Operating_Agreement.pdf



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INVEST IN BLUE WORLD VOYAGES

The world's first cruise line for healthy living

$0
raised of $100K goal

$100 min **INVEST**
by Wefunder Portal LLC

Future Equity (SAFE)

$100M valuation cap

A SAFE gives you the right to future shares in Blue World Voyages. If you invest, you're betting the company will be worth more than $100M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

INVESTOR PERKS

$500+	A $500 discount off investors first cruise. This benefit may be transferred to others but must be redeemed within 24 months of initial investment. Investment also includes entry into our "Founders Club" these benefits are listed on our website.
$1,000+	A $1,000 discount off investors first cruise. This benefit may be transferred to others but must be redeemed within 24 months of initial investment. Investment also includes entry into our "Founders Club" these benefits are listed on our website.
$2,500+	A free cruise for one in a standard suite. (A savings of $1,000) Investment also includes entry into our "Founders Club" these benefits are listed on our website.
$10,000+	A free cruise for 2 in a standard suite. (A savings of $2,000). Investment also includes entry into our "Founders Club" these benefits are listed on our website.

Goodbye buffet lines and slot machines. Our 350-passenger luxury cruise is for people who care about active living. Join us for cycling, hiking, water sports, golf, and yoga as we sail the Mediterranean, visiting the smaller, more intimate ports the big ships can't. While on board, enjoy farm to table food, and the largest sports and spa deck at sea. This is your chance to join our VIP "Founders Club" and own a piece of this brand new kind of cruise experience.



Gene Meehan
FOUNDER AND CHAIRMAN, BLUE WORLD VOYAGES

OUR AMBITION

Consumers are tired of the traditional, one-size-fits-all cruise experience. The market for specialty, single-focus cruises has grown 21% each year for the last 5 years. At Blue World, we're creating a new market within specialty cruises: active living cruises. In the U.S. alone, there are an estimated 41 million people ages 35 to 65 dedicated to healthy lifestyles. To serve this growing market, we plan to have three ships in 5 years – and we have the executive leadership to make this happen.

KEY FACTS

- As President, our CEO grew Starbucks from 500 to 3,000 stores in 3 years.
- CEO grew Four Seasons Hotel from 8 to 42 hotels, $400M to $2.5B in revenue.
- Media partners have 20M+ readers. A conversion of less than 0.1% fills our occupancy for the first year.
- Largest fitness/sports deck and largest spa deck in the industry.
- Our cabins are at least twice the size of standard cabin sizes.
- All investors become part of our Founders Club. The perks and discounts outweigh the cost of your investment.

DOCUMENTS

BWV_PitchDeckCopy_Wefunder.pdf

https://blueworldvoyages.com

LEISURE RECREATION HEALTH AND FITNESS TRAVEL B2C TRAVEL & TOURISM ENTERTAINMENT

Why I Like Blue World Voyages

This is not your ordinary cruise ship. When Blue World came to us to get our help in designing their sports shore excursions, from hiking and cycling to kite-surfing and mountain biking, we knew it had the potential to be the perfect experience for our readers.



Scott Parmelee
VICE PRESIDENT OF OUTSIDE MAGAZINE

THE BUZZ ABOUT BLUE WORLD VOYAGES

Maintaining healthy regimens while traveling has become a way of life for so many. We're already seeing this emphasis, in a long-term way, on cruise ships today The significant focus that cruise lines have already put on this niche proves that it's one that certainly has an audience, and is most likely more than just a passing trend. It will be interesting to see how Blue World taps into that audience.



Carolyn Spencer Brown
Editor-in-chief of CruiseCritic.com

Our activities are designed to enable people already energized and healthy to have the time of their lives. But also to welcome people who want to be energized, healthy and have the time of their lives.



Diane Trieste
Vice President of Wellness at Blue World Voyages

The brand's concept is fully fleshed out and ready to go. In short, it's all about abandoning cruise line cliches of passe shuffleboard and indulgent buffets, embracing fitness and a healthy life while traveling instead.



Jason Leppert
Senior Writer at Travel Pulse

Condé Nast Traveler

The Latest Cruise Trend Is All About Wellness

Earlier this month, I watched the sun rise upside-down over the pink-tinged cliffs of Isla Espiritu Santo, off the east coast of Baja California Sur. I wasn't seeing some strange celestial happening, however. I was just in downward-facing dog, in the
May 12, 2018 @ cntraveler.com

Seatrade Cruise News

World's first active lifestyle, crowdfunded cruise concept

A Miami-based entrepreneur is preparing to launch a new cruise concept-the world's first active lifestyle line, with cycling, hiking, watersports, yoga and meditation, the most comprehensive sports center afloat and healthy farm-to-table cuisine. And, in
May 12, 2018 @ seatrade-cruise.com

TRAVEL PULSE

Blue World Voyages Introduces Active Lifestyle Cruising

There's no doubt that active lifestyles are a growing focus of existing cruise lines. Ocean and river cruise brands are frequently adding health-conscious options onboard as well as increasingly kinetic opportunities ashore. Now, Blue World
May 12, 2018 @ travelpulse.com

TTG MEDIA

Former Starbucks boss named CEO of new 'wellness' cruise line

A former Starbucks president has been appointed chief executive of new "wellness" cruise line Blue World Voyages. Blue World Voyages will be fully dedicated to sports and wellness Effective immediately, John Richards will work closely with founder and
May 10, 2018 @ ttgmedia.com

The Miami Herald

Forget the buffet. A new cruise line is all about fitness.

A new cruise line project in the works in Miami wants to be unlike anything else afloat. That means no buffets, no shuffleboard and no slot machines. It does mean a retractable pool that will let guests plunge into the ocean - instead of chlorinated
May 10, 2018 @ miamiherald.com

GENERATION ACTIVE powered by ZOOM

Cruises are embracing active lifestyle scene

There's no doubt that active lifestyles are a growing focus of cruise lines. Ocean cruise brands are frequently adding health-conscious options on board, as well as increasingly kinetic adventures ashore. Now, Blue World Voyages seeks to craft an
May 10, 2018 @ generationactive.com

Richards takes over leadership of Blue World Voyages

John Richards, former president of Starbucks in North America, has taken the helm of Blue World Voyages, coming on-board as chief executive. The announcement was issued earlier by Gene Meehan, chairman and founder of Blue World Voyages.
May 2, 2018 @ breakingtravelnews.com

A Wellness Cruise Line Wants to Compete With the Industry's Biggest Names

Plenty of ocean cruise lines are adding wellness-themed offerings to their ships in order to appeal to health-conscious consumers, and in the next couple of years, a cruise line specifically focused on healthy living wants to join them.
February 13, 2018 @ skift.com

Former Starbucks President Joins Blue World Voyages

By MarEx 2017-09-04 20:18:43 John B. Richards, former president of Starbucks, N.A. and other iconic companies, has taken the helm of Blue World Voyages, coming onboard as CEO. Richards will be working closely with chairman and founder Gene
September 4, 2017 @ maritime-executive.com

Fitness-themed cruise line names CEO: Travel Weekly

Blue World Voyages, a fitness-oriented cruise line in development, named a former Starbucks Coffee exec as its first CEO. John Richards was president of North American operations for Starbucks from 1997 to 2001. He has also been CEO of
September 4, 2017 @ travelweekly.com

The best cruises for health and wellness

(CNN) - Superlative spas at sea have become a staple of the cruise experience, but recently, a slate of cruise lines have been ramping up ever-more-inventive spa and wellness offerings that expand far beyond the traditional confines of the spa's four
July 31, 2017 @ cnn.com

Wellness Takes To The Water

A round-up of what’s new on, in and around water for wellness-minded passengers.
June 14, 2017 @ travelmarketreport.com

Blue World Voyages to Launch New Active Lifestyle Cruise Line

Blue World Voyages, a new concept cruise line, is planning to launch as a dedicated active lifestyle cruise line to the global cruise market in 2018. Miami entrepreneur, experienced fitness professional and the founder and CEO of Blue World Voyages,
May 26, 2017 @ travelagentcentral.com

Say Goodbye to Floating Hotels. Say Hello to Blue World.

No more buffet lines and slot machines. We're building a cruise line for the next generation of health-conscious professionals and active explorers.



Blue World is the antidote to one-size-fits-all cruise blues. Our ship was originally built for 900 passengers, but we're retrofitting it for 350. That means bigger cabins for each passenger, a functional training gym, sports medicine clinic, golf and soccer simulators, yoga, spinning, and TRX studios, a sea-water lap pool, and much more.

A Sample of Our Ship's Amenities



Cabins are at least double the size of standard cabin rooms.



Outdoor pool.



The infinity pool at the spa.



Hank Haney Pro golf clinic and simulator.

Adventure Your Way Through the Mediterranean

When it's time to go ashore, you won't find giant ports and souvenir shops. Instead, you'll visit intimate ports where the large cruise lines can't go. We'll provide all the equipment and professional supervision you need to achieve your ultimate adventure.









All Investors Join the Founders Club

Prepare to be pampered.


ALL INVESTORS WILL BECOME MEMBERS OF OUR "FOUNDERS CLUB"
FOUNDERS CLUB BENEFITS INCLUDE:
• $150 on-board Sports & Spa credit each time you sail with us
• Early Booking Privileges
• Founders Club Sail Away Party
• Cabin Upgrades (when available)

Our Progress So Far

There's no way around it: building a cruise line is expensive. This round is the first step in our fundraising plan. We hope to raise between $500,000 and $1.07M which will be used to open a Reg A round and market our cabin sales.

February 2018
Seed Round Closes
$450,000K raised from 6 investors.

May 2018
Strategic Partners Signed
Over 20M readers from companies like Outside Magazine, Gaiam Yoga, Hank Haney Golf, and more.

June 2018
Wefunder Reg CF Round Goes Live
We start selling our VIP "Founders Club."

July - August 2018
Crowdfunded Reg A+ Round Continues
Complete sales of VIP "Founders Club."

Early August 2018
Commence Sales of 26 Owners Residences
Brokered in U.S. by Sotheby's, and Douglas Elliman in Europe by Saville.

Mid-August 2018
70% of Year 1 Occupancy Pre-Sold
Founders Club members, plus 12 sports-themed charters by strategic partners.

Late August 2018
Commence Booking for 2019 Sailing Season

September 2018
Open Miami Office; Start Early Reservations
Early reservations for all Founders Club members.

October 2018
Purchase Ship and Begin Retrofit
Retrofit estimated at $26M to be completed in 6 months.

May 2019
Inaugural Voyage

Let's Cruise the World Together

Founder Letter Goes Here

The Cruise Industry is Lucrative

Last year, cruise lines recorded their best profits in a decade. In the first nine months of the year, Carnival's net profit margin was 15.5%, earning $2.06 billion. In the same time period, RCCL's net profit margin was even higher – 19.7%.

Potential Market Size

$45.6 billion	21%	41 million
2018 cruise market size	Growth in specialty cruise market each year for last 5 years	U.S. health-conscious consumers ages 25-75

Cruisers are increasingly interested in specialty cruises. With 41 million health-conscious adults ages 25-75 in the U.S. alone, we have a large pool of potential customers.

Our Revenue Model in Year 1

350	$3,500	$49 million	38%
Passenger capacity	Assumed ticket revenue per passenger	Revenue per year at 80% capacity with 50 trips	Gross margin (operating cost is $30M per year)

At 80% capacity with a single ship, our revenue would be $49 million a year, which leaves $19 million for sales, marketing, management, and accounting. Our goal is to increase our profit margin by adding more ships and keeping on-share costs relatively static. Once we hit three ships, we believe that other cruise lines will be interested in acquiring Blue World Voyages.

Meet the Founders



Gene Meehan

Founder and Chairman

Health, fitness, and spa entrepreneur. Rower, climber, golfer. 30 years managing projects up to $50M



John Richards

Co-Founder and CEO

Former president of Starbucks. Instrumental in Four Seasons and Elizabeth Arden Spas global growth.



Fredy Dellis

Co-Founder

Former President & CEO, The World at ResidenSea, President International, Burger King Corporation

AND THE REST OF THE TEAM



Tim Andriola

Executive Chef

Chef-owner of Basil Park and Timo restaurants, specializes in sustainable, farm-to-table cuisine.



Michael Carroll

Vice President Planning and Development

Principal at USG Compliance Consultants, Appointed by President Obama as Inspector General of USAID



Diane Trieste

VP Wellness

VP Business Development at Saltability, Former Director of Spa & Product Development



Joyce Landry

Advisory Committee, Groups & Charters

Founded Landry & King- largest cruise ship charter in the U.S., 2006 "Cruise Industry Hall of Fame"



Brian O'Neill

Creative Director

Award-winning marketing strategist, Launched iconic brands: Kia Motors, EA Sports, Holland America

Rick Atwood

Design Director

Created branding & design for The Venetian Resort LV, Intel, American Heart Assoc., Versace, Disney



Hal Gassenheimer

CFO

Treasurer of Carnival Cruise Line, CFO of Seabourn Cruise Line, Harvard MBA.



Brian ONeill

Creative Director

Brand Architect, Writer, Film Maker, Storyteller Sportsfisherman.

Interview

− COLLAPSE ALL

WF: What is Blue World Voyages?

BW: Blue World Voyages is the world's first luxury cruise ship dedicated to sports, fitness, and good health. Rather than 900 passengers, we'll have 350. Each of our cabin bedrooms will be at least double the size of a standard cruise cabin. There will be more activity space than other cruises, including an entire deck for activity and sports. The cruise is 100% dedicated to sports and wellness. We're calling it "active lifestyle cruising."

The essence of this is the single-minded focus on health. Think about the way that a luxury hotel like Four Seasons was single-mindedly focused on the luxury business traveler — people had an assurance that they were going to go there and they were going to be around like-minded people with services that made sense to them. That's what we're creating with Blue World Voyages. It's not a one-size-fits-all cruise: it's specifically for folks who are health- and fitness-oriented.

Cruise ships, by definition, can go to different places and can pick and choose to some degree where they go. That's what makes this active lifestyle cruise interesting: not only can you do the activity on board the ship, but you can also go to interesting places to experience fitness and the outdoors. That's difficult, if not impossible, for a land-based operation to do well. Blue World Voyages will combine the best of both worlds.

WF: What differentiates Blue World Voyages from other cruise lines?

BW: When you board a cruise ship today, you're usually there with thousands of people. You're going to spend, let's say, five nights on the ship. They're going to take you to two private islands that they own. Every time you're on the ship, every time you turn around, they're going to be charging you for something. The cruise industry used to be destination-oriented. Now the ship has become the destination.

But there are so many people who don't want to do that. It's the change in the cruise industry model that's pushing passengers into the specialty market. The specialty market is riverboats, expedition cruises, sailing vessels. What we're trying to do is create a category in that specialty market for the active lifestyle. We're looking at a seven-day cruise, in the Mediterranean, maybe South America for the first ship, and for us, it's all about the activities. It's about the destination. It's not necessarily about the ship. We'll have a beautiful ship, but we're more about what we can do off the ship than on.

Another thing that makes us different is that everyone on our ship is there for the same reason. They're already active and fit, or they want to become active and fit. There are very, very few cruise lines out there that are singular-purpose like that. There are cruise lines, of course, offering healthy excursions, but only a small percentage of people that came on board came for that reason.

One of the biggest objections to cruising today is the 15 pounds you gain and the sedentary activities. On our ship, we're marketing directly to the active crowd, so we're going to plan our itineraries around ports where we can find the best sports and outdoor activities: hiking, cycling, golf, tennis, all kinds of water sports, running, plus foods, yoga, meditation. We're 100% focused on sports, wellness, activities, and healthy menus both on and off the ship. That's where the other lines fall short.

WF: How will you acquire your first ship?

BW: One of our investors has been operating the ship we're planning to buy for the last 10 years, so he knows it inside and out. The particular ship has had about $10 million invested over the last five years in the right things — in technical, deck, and engine. The engines on the ship have all been rebuilt. The hull is beautiful. What the ship needs, and the money that we're going to be putting in, will be in public areas. We know the ship well. It's got beautiful lines. It's got good space on board. It's available.

We believe we can get the ship for $30 million, perhaps even a little bit less. Then, we have a company called Architects. They've been in the business for 30 years. They've done an estimate for the refit at $26 million. We're looking to do the refit in Asia, where we can get the most bang for our buck in terms of steel work. It will take five to six months. This ship is available to us at the end of October of this year, and we're moving quickly. It's a good starting ship for us based on the price and the refit amount.

If we get the ship at the end of October, it'll take about 11 days to sail it from Greece to a shipyard in Asia. One of our partners owns 13 cruise ships and is building six more in Asia right now. We'll use the same shipyard. We can actually start demolition during the voyage to the shipyard. Then, we'll hire a representative for the refit. There are several people who have a lot of this under their belt. Right now in Asia, the shipyards are under the supervision of the big German and European shipyards, and all the work they're doing is being supervised by the traditional shipbuilders from Europe, but costs are much lower.

Some people have said, "Why aren't you building a new ship for this project?" Well, a new ship for this project would have a per-berth cost — which is a very, very important metric in the cruise industry — of $350,000, maybe more. The per-berth cost for our refit is more like $160,000. That gives us enormous price flexibility. To be in the five-star market with a per-berth cost of $160,000 is unheard of, and that's why we like the idea of taking an existing ship and refitting it.

WF: Who are your target customers?

BW: This had never been done in the cruise industry, yet there's a huge market for it. In the U.S. alone, there are 42 million people who are athletes committed to healthy lives, and that is our market -- active adults between 35 and 65.

Our ship will target the luxury class, the top class of the cruise ship industry, which is also the fastest-growing part of the cruise industry. The luxury comes from smaller groups, bigger cabins, better quality food, better quality activities, and being able to go to smaller ports. The mainstream cruise industry is moving in a direction where the ship is the destination, and they're just getting bigger and bigger, to the point where you can go with 6,000 of your closest friends. It's very much like the hotel industry, where you can stay at a or a Motel 6 or you can stay at the Ritz-Carlton. If you are in a luxury class, you're in the Ritz-Carlton class That's who we will be pushing to attract.

WF: How will you find your first ticket buyers?

BW: There are two things that we're doing that are unique. First is this crowdfunding raise. We want to pre-sell what we call our Founders Club. Our target is 5,000 people. We assume most will join between $500 and $1,000, which would be our lowest and our second-lowest tiers. The Founders Club will come with certain benefits. If you invest $500, you'll get $500 off your first cruise, you'll get $500 worth of stock in the company, and you also will probably double your onboard credits. Plus, you'll get priority booking services, you'll get a special cocktail party when you join the ship for the first day, and so on. We're going to be soliciting information from our founders not only after a cruise, but as we're building the ship. We want their feedback on cabin colors. We want their feedback on the times and types of activities we're doing off the ship. We're trying to design a democratic approach to starting up a cruise line. If we get these 5,000 investors, that's number one.

Second, we're working with a lot of large media and athletics companies, and many of them want to do their own theme cruises with us. At 350 passengers, we're a very simple charter size. When you have someone like Outside Magazine with 2.5 million readers, that's a tiny, tiny percentage of their readership. We hope to have 12 full-ship theme cruises backed by major companies in our first year.

So, if you combine the 5,000 Founders Club members with 12 theme cruises in our first year, assuming all the Founders go on a cruise, that gets us to 70% occupancy before we even launch. We're coming out with the help of a Founders Club who are early adopters and hopefully brand ambassadors, and we're coming out with the help of big media companies behind us, acting as our travel agents

WF: Who are some of your brand partners?

BW: We decided early on that we were going to team up with various media companies and manufacturers in the sports and wellness world to work with us as partners. Outside Magazine, for example, is going to be one of our sponsors. They're going to promote us to their 2.5 million readers, and we're going to commission them to send passengers our way. We'll also do two Outside Magazine-specific cruises per year. They're thinking about a triathlon training cruise, and they're thinking about a singles cruise.

We also have Gaiam Yoga by Rodney Yee -- if you're familiar with the yoga world, you know Gaiam has a 40 to 50% market share. They're going to put a facility on our ship, and we'll run two yoga cruises a year with them.

Hank Haney will have a golf school on board. He's coached over 200 professional golfers, including Tiger Woods.

I'm meeting with Runner's World, Bicycling Magazine, and I'm searching for a cycling company. I've already talked to Trek. Flex, another company, said they would like to do excursions that involve cycling, and they're willing to bring three different types of bikes: electric bikes, road bikes, and hybrids. They'll bring the latest equipment. They also bring their reputation to the table. These partnerships truly benefit both sides.

WF: How will the media partnerships work? ^

BW: Media companies are always looking for ways to create revenue. Take Outside Magazine. They have 2.5 million print readers and 5 million visitors to their website every month. If just 0.1% of their readers come on a cruise every year, that's worth $2 million to $3 million in commissions to them. We're looking for a long-term partnership with these companies. As long as they keep promoting us and writing about us, we'll keep commissioning them. If an Outside Magazine reader comes on one of those specific cruises, or cruises with us at any time, then when the reader come back and sails with us again, Outside will get the commission. We're essentially turning the media companies and manufacturers who are aligned with our product into our travel agents.

WF: What destinations are you considering? ^

BW: You have to choose the locations, obviously, based on the availability of the kinds of things you want to do, and then organize the excursions so that you execute it. That's always been part of itinerary planning. We clearly chose the places we wanted to be by virtue of what they offered, and how it fit into the concept of what we were trying to deliver. That's not different here.

We're planning to spend a lot of time in the Mediterranean, to be around some wonderful places in the world that people want to see. In the wintertime, perhaps we'll explore northern South America. Our activities, by nature, are going to be in places where people can have a good time. They can enjoy the local cuisine. They can learn and see the local culture. And they don't have to have their health and wellness go on leave.

From the partnerships angle, I recently had a conversation about this with the publisher of Runner's World. Runners collect marathons just like people used to collect baseball cards. If they run in the New York Marathon, then they want to run in the Boston Marathon. They want to run in their local marathons. They've been there, done that, got the T-shirt, so to speak. One of the things that we would like to do is a Runner's World cruise that ties into a local marathon somewhere in the world, potentially the marathon in Corsica. I don't know if you've ever been Corsica, but it is an amazing place. It's a French island in the middle of the Mediterranean, and it's just an outdoor person's paradise. Great mountain biking, great fishing, great running, cycling, all kinds of things. We see a ton of potential for a Runner's World series of trips on our ship taking their runners to marathons around the world — we just have to know where they are, and make sure the ship is there on the day of, and then for the following four or five days afterwards on the ship, they can do an enhanced running program learning how to train to prevent injuries.

Running is just one of the many activities that we're offering, and we plan on digging deep into all of them. The same thing is true for golf. Golfers love to play different courses in interesting places. In the past, our founder has planned golf cruises all around the world, and had the kind of clientele that really appreciated that sort of thing. He had golfing programs in Australia and in Ireland. This is definitely doable.

WF: Describe a typical day on board. ^

BW: Let's say you're in Barcelona. The ship will have at least a dozen different things going on. If you're a runner, we'll have a group going for ship running in the morning. We'll have a hike organized, maybe leaving at 10:00. We'll have a bicycle tour of Barcelona that you could take early in the morning before the traffic hits. We'll have a cycling trip out into the mountains. We'll have water sports in the ports. But also, when you get back to the ship, or if you don't want to go ashore, we'll have yoga classes, a beautiful functional training gym, and a golf training studio. You could also meet with a personal trainer, or go get a massage, facial or manicure. Every passenger has a $150 spa and sports credit included in their ticket just for these kinds of services.

WF: Why limit your ship to 350 passengers?

BW: First, we want to have enough public space to do the things we want to do in terms of the sports deck and the spa deck. Second, we're doubling cabin size. When we're finished refitting the ship, we'll have 150 passenger cabins, and we'll have 26 one- and two-bedroom owner suites. We're taking one complete deck and stripping it, and building out 26 luxury suites there. Then we'll have 150 cabins for our passengers, and all of them will be two existing cabins doubled up and totally refurbished. Our cabin size will be beautiful. Typically in ships on the market, particularly in the lower classes, the cabins are very small. This is a 950-cabin, class one or class two ship. Our conversion to 350 cabins will make it a class five ship. The more space per person, the higher the ship's class rating.

WF: How many passengers do you need to break even?

BW: What we're looking at, revenue-wise, is roughly 80% capacity, because we're being conservative, and that will generate about $49 million a year in revenue. Operating costs are about $30 million annually, so there's a ship operating margin of about 38%. Then you have the on-shore expenses, which are sales and marketing and management and accounting. Our goal is to add more ships, which increases our profit margin because on-shore costs stay pretty static.

WF: Where do you want to be in five years?

BW: What we're hoping to do is to get this ship operational by May 2019, and then add a second and third ship, which would provide economies of scale, because the shore side of the business doesn't change very much with the second and third ship, so we amortize that expense over three ships. Then we can project a very attractive profitability level. Basically, we are looking at a three-ship line, which at some point likely will be acquired by another line or a public offering.

For a company like ours, the golden metric is three ships. Once you get to three ships, you become large enough to get the attention of a big cruise line. You've now got a ship in just about every major cruising body of water. You're covering the globe.

With three ships, our company should be worth somewhere between $400 million and $500 million. We think we can get there within five years.

WF: Where did the idea for this company come from?

BW: [TRANSCRIPT UNCLEAR WHO THIS IS]: As a founder, I've walked the walk. My wife and I were married on top of Mount Kilimanjaro. I'm a competitive rower. I'm going to stay very, very active for the rest of my life. It's just part of my life. Cruising is also part of my life with my wife, and we decide that we wanted to put a ship together that suits people like us. Everyone on our team is very active as well, and we see the market because we are the market.

Our CEO, John, built his career out of taking brands and scaling them, and he wouldn't have joined us if he didn't think we could do that here. The last part of his career has focused on health and fitness. He thinks the time is right to do that here. Blue World Voyages would fit very well into his lifestyle as well.

WF: What are you worried about?

BW: There are things that could go wrong in the outside world. The economy could take a nosedive. But one of the things I like about having early adopters and investors is, if we do well, they're going to continue to stand with us. People will continue taking vacations. World events are something we can't control, so we have to make sure we have a great product out of the box.

One of the things we're doing to protect ourselves is sectioning out three areas of the business that are very, very difficult. These are food and beverage, hotel services, and ship management. We'll be working with the top concessioner called Apollo. They'll do farm-to-table food service for us, according to our design. Steiner Leisure is the biggest spa and salon concessioner in the industry, and they'll be doing that part of the business for us. We'll concession out the deck and engine contract to the partner I mentioned earlier — he'll deal with all of the ship registration, the ports of call, the pilots, and all these difficult things, so that our focus can be on putting passengers on the ship.

WF: How much capital do you have?

BW: We've already raised nearly $500,000 in seed capital. We're hoping to attract 5,000 investors in crowdfunding to raise about $4.5 million. We're going to be selling 26 owner suites, which will generate $55 million. After all that, we plan to raise a third round of $20 million. We're keeping that for the third round, because we want to be able to show investors that we have 70% occupancy for the first year from our Founders. Of that third round, we have $5 million already committed.

We're now talking to some of the major cruise lines about taking minority positions in our company in return for the remaining $15 million, for two reasons. Number one, we're an extension brand for them in the specialty fields that they're not involved in. Number two, they have ships that they're looking to retire over the next five years, and so the right cruise partners could provide access to the other ships that we need to build our three.

The total budget for this phase is about $76 million, which includes the budgets for the ship and the refit, and the working capital to get marketing started, and to keep us working through the period of losses until we're cashflow positive.

WF: What makes you the right team to do this?

BW: We've put a great team behind our project. John Richards, our CEO, has a background in building and scaling focused luxury service brands. He started his formal management career after management consulting and work in marketing with Royal Viking Line, which was the premiere cruise line of its era, sailing in the '80s and early '90s. He then moved on to position and scale Four Seasons Hotels from a small Canadian company to a global brand, and then was fortunate to move on as president of Starbucks, to expand that company from the northwest across the country, from about 300 stores to 4,000 stores. He has subsequently been CEO of Elizabeth Arden and worked in the fitness business as a 12-year board member of Life Time Fitness, which is now the largest purveyor of fitness facilities in the country.

What he can see is that the world isn't looking for another cruise ship, but looking for a better one, one that is positioned against people's real needs, and that brings something new and distinctive to the table. He believes very strongly in what is possible here. This juxtaposes nicely not only with his luxury brand experience, but with his more recent experience over the last 10 to 12 years in fitness and healthcare services. Clearly, the market is moving that way, and people are much more concerned about not only what they do with their spare time, which is often pretty dear to them, but how they take care of themselves. Blue World Voyages offers a unique alternative, the combined best of what can happen in active services, healthy services, and the diversity and exploration possibilities that a cruise line can bring to the table.

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RISKS

1 This is a start up cruise line. Although its principals have experience in operating cruise lines, the company has no operating history on which to forecast revenues and operating results.

2 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Blue World Voyages is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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